STOCK PUT/CALL OPTION AND SUCCESSOR DESIGNATION AGREEMENT

         This Stock Put/Call Option and Successor Designation Agreement (the "Agreement") is made effective as of this 1st day of August, 1998 by and among Dennis E. Holt, P.C. a professional corporation (the "New PC") incorporated under the laws of the State of Oregon (the "State"); Dennis E. Holt, D.D.S., M.S. ("Dr. Holt") who is duly licensed to practice endodontics in the State; Omega Orthodontics, Inc., a Delaware corporation ("OMEGA"); and Omega Orthodontics of Woodland Hills, Inc., a Delaware corporation (the "MSO"), which is a wholly-owned subsidiary of OMEGA, with reference to the following facts.

                                    RECITALS

         A. OMEGA is an orthodontic and other dental specialty practice management company and has expertise in managing orthodontic and other dental specialty practices including practice management systems, office space, equipment, furnishings and active administrative personnel necessary for the operation of such practices and providing high quality healthcare management services to such practices, directly or indirectly through management service organizations such as the MSO.

         B. OMEGA acquired certain assets of Dr. Holt pursuant to that certain Affiliation Agreement and Asset Purchase Agreement (the "Affiliation Agreement") dated as of May 1, 1998 by and between OMEGA and Dr. Holt.

         C. The New PC owns and operates an endodontic practice with offices located in the facility identified in Exhibit A (the "Endodontic Offices") and furnishes endodontic care to the general public through the services of Dr. Holt affiliated with the New PC.

         D. The New PC and the MSO have entered into that certain Management Services Agreement (the "Management Services Agreement") dated as of even date herewith for the management by the MSO of the non-endodontic business affairs of the New PC.

         E. Dr. Holt owns all of the capital stock (the "Capital Stock") of the New PC and desires to provide for successor ownership upon the occurrence of certain events. When used in this Agreement, the term "Capital Stock" shall mean all of Dr. Holt's right, title, interest and estate in and to all of the issued and outstanding stock in the New PC, including any stock hereafter issued and any rights to any additional stock and any preemptive rights, warrants and instruments of like effect, as set forth on Exhibit B.

         F. As a condition of entering into the Management Services Agreement, Dr. Holt has agreed to grant to the MSO, and the MSO desires to acquire from Dr. Holt certain rights, including but not limited to, the right to designate the successor purchaser (the "Designated Successor") of all or any part of the issued and outstanding Capital Stock upon the occurrence of certain events. In addition, under the Management Services Agreement, upon termination thereof, each of the New PC and the MSO were granted certain rights to be set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New PC, Dr. Holt, the MSO and OMEGA agree as follows:

         1. Defined Terms. The capitalized words and expressions used in this Agreement, but which are not defined herein shall, unless the context otherwise requires, have the same meaning as they are given in the Management Services Agreement.

         2. Put Option. The MSO shall have the option (the "Put Option") to require the New PC, upon termination of the Management Services Agreement by the MSO under Section 10.2 thereof or upon expiration of the Term of the Management Services Agreement, to:

                  (a) Purchase from the MSO at the greater of the fair market value or the book value all of the leasehold improvements, fixtures, furniture, furnishings and equipment comprising or located at the Endodontic Offices, including all replacements and additions thereto made by the MSO pursuant to the performance of its obligations under the Management Services Agreement and all other assets, including inventory and supplies and intangibles, set forth on the balance sheet as at the end of the month immediately preceding the date of such termination or expiration prepared in accordance with GAAP (the "Balance Sheet") to reflect operations of the MSO in respect of the Endodontic Offices, including depreciation, amortization and other adjustments of such assets shown on such Balance Sheet; and

                  (b) Purchase, by obtaining an assignment from the MSO, at the greater of the fair market value or book value, the right to receive payments for breach of the restrictive covenants provided for in
         Section 3.7 of the Management Services Agreement and in the applicable Employment Agreement with Dr. Holt contemplated thereunder, and any goodwill and other intangible assets set forth on the Balance Sheet, reflecting amortization or depreciation of the restrictive covenants, and any goodwill and other intangible assets; and

                  (c) Assume all debt and all contracts, payables and leases which are obligations of the MSO and which relate solely to the performance of its obligations under the Management Services Agreement or the properties subleased in respect of the Endodontic Offices.

If the MSO desires to exercise its Put Option, the MSO shall give written notice of such election to the New PC and Dr. Holt at least twenty (20) calendar days prior to the date specified in such notice as the date for the closing of the Put Option. Any exercise of the Put Option by the MSO shall be made by an aggregate payment of the amounts computed under Clauses (a) and (b) of this
Section 2 (collectively, the "Put Price"). It is understood and agreed that Dr. Holt will continue to be bound by the terms of the non-competition agreement attached hereto as Exhibit C.

Notwithstanding the foregoing, in the event of Dr. Holt, neither Omega nor the MSO shall be entitled to exercise the Put Option against Dr. Holt's estate.

         3. Call Option. The New PC shall have the option (the "Call Option") to require the MSO, upon termination of the Management Services Agreement by the New PC under Section 10.1 thereof, to:

                  (a) Sell to the New PC all of the leasehold improvements, fixtures, furniture, furnishings and equipment comprising or located at the Endodontic Offices, including all replacements and additions thereto made by the MSO pursuant to the performance of its obligations under the Management Services Agreement and all other assets, including inventory and supplies and intangibles, set forth on the Balance Sheet to reflect operations of the MSO in respect of the Endodontic Offices, including depreciation, amortization and other adjustments of such assets shown on such Balance Sheet; and

                  (b) Assign to, or grant a waiver in favor of the New PC, the restrictive covenants provided for in Section 3.7 of the Management Services Agreement and in the applicable Employment Agreement with Dr. Holt contemplated thereunder, and any goodwill and other intangible assets set forth on the Balance Sheet, reflecting amortization or depreciation of the restrictive covenants, and any goodwill and other intangible assets, such; and

                  (c) Assign to the New PC (which it shall assume) all debt and all contracts, payables and leases which are obligations of the MSO and which relate solely to the performance of its obligations under the Management Services Agreement or the properties subleased in respect of the Endodontic Offices.

If the New PC desires to exercise its Call Option, the New PC shall give written notice of such election to the MSO at least twenty (20) calendar days prior to the date specified in such notice as the date for the closing of the Call Option. Any exercise of the Call Option by the New PC shall be made by an aggregate payment to the MSO of an amount equal to the lesser of the fair market value or the amortized book value of the assets, tangible and intangible, described in Clauses (a) and (b) of this Section 3 (collectively, the "Call Price"). For purposes of this Section 3, the "fair market value" of such assets shall be determined by an independent appraiser acceptable to, and appointed by, the MSO and the New PC. In the event that the MSO and the New PC cannot agree on an independent appraiser, the fair market value of such assets shall be determined by three independent appraisers, one of whom shall be appointed by the MSO, one of whom shall be appointed by the New PC and the third of whom shall be appointed by mutual agreement of the two appointed appraisers. Within sixty (60) days after the appointment of the third appraiser, the three appraisers shall each submit in writing their determination of fair market value of such assets to each of the MSO and the New PC, and the fair market value of such assets shall be conclusively determined by taking the numerical average of the two fair market value determinations which are closest in amount. The cost of obtaining these appraisals shall be paid one-half by the MSO and one-half by the New PC.

In addition to the foregoing, If Dr. Holt exercises the Call Option prior to the registration of the Omega Stock held by Dr. Holt as a result of the Affiliation Agreement and Asset Purchase Agreement dated May 1, 1998 by and between the parties, then Dr. Holt may, at his option, tender such stock then held by him to Omega, at the price it was originally granted to him. The foregoing shall not apply once such Stock is registered. Further, if Dr. Holt exercises the Call Option within two (2) years of the Effective date of this agreement, then Omega shall refund to Dr. Holt sixty-five (65%) percent of the net management fees actually received by Omega during the term of the MSO Agreement.

         Notwithstanding the foregoing, in the event that the New PC terminates the Management Services Agreement pursuant to Section 10.1(a)(1) of the Management Services Agreement and the MSO is not paying the MSO Expenses (as defined in the Management Services Agreement) as they become due such that the ability of the New PC to continue to practice endodontics is compromised, the Call Option may be exercised by the payment by the New PC to the MSO of the sum of (i) the book value of the assets described in Clause (a) of this Section 3 plus (ii) the book value of the assets described in Clause (b) of this Section 3, less an amount equal to two-thirds (2/3) of the difference between (y) all management fees paid by the New PC to the MSO pursuant to Schedule 3 of the Management Services Agreement less (z) the sum of all the MSO Expenses paid by the MSO under the Management Services Agreement plus the Rebates paid to the New PC pursuant to Schedule 3 of the Management Services Agreement; provided, however, that the amount due under clause (ii) of this sentence shall not be less than zero.

         4. Closing and Delivery. At the closing ("Closing") of the exercise by the MSO of the Put Option under Section 2 or of the exercise by the New PC of the Call Option under Section 3, as the case may be, the New PC shall pay cash, or, at the option of the New PC and with the consent of Dr. Holt, a combination of cash, forgiveness of amounts due to Dr. Holt under the Purchase Note and/or return of the shares of Omega Common Stock received by Dr. Holt under Section 1.1(a)(iii) of the Affiliation Agreement (the value of such shares to be determined by multiplying such number of shares by the average of the last sales (or closing) price for Omega's Common Stock on Nasdaq (or a national securities exchange) for each of the sixty (60) trading days immediately preceding the date of the Put Option Notice or the Call Option Notice, as the case may be) for the repurchased assets, whether the Put Price pursuant to exercise by the MSO of the Put Option or the Call Price pursuant to exercise by the New PC of the Call Option, as the case may be. The New PC and Dr. Holt shall execute such documents as may be required by the MSO to assume the liabilities set forth in Section 2(c) or 3(c), as the case may be, and shall use their respective best efforts to remove the MSO from any liability with respect to such repurchased assets and with respect to any property leased or subleased by the MSO. From and after any such Closing, each party shall provide to the other party reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it. In addition, following any such Closing, the MSO or its designee shall have reasonable access during normal business hours to the New PCs records, including patient records regarding records of collections, expenses and disbursements as kept by the MSO in performing its obligations under the Management Services Agreement, and the MSO may copy any or all such records.

         5.       Successor Designation Option.

         (a) Upon termination of the Management Services Agreement by the MSO under Section 10.2 thereof or upon expiration of the Term of the Management Services Agreement or upon the happening of any of the following events (each of such termination, expiration or event being hereinafter referred to as a "Transfer Event"), the MSO shall have the option (the "Designated Successor Option") to designate a Designated Successor to purchase all or any portion of the Capital Stock then held by Dr. Holt:

                  (i)      the death of Dr. Holt;

                  (ii) if Dr. Holt is determined to be permanently disabled so as to be unable to render any professional services on behalf of the New PC, as determined in accordance with paragraph (b) of this Section 5 below;

                  (iii) if Dr. Holt voluntarily terminates his employment without first proposing and obtaining the MSO's approval of a proposed qualified successor endodontist reasonably acceptable to the MSO on behalf of the New PC;

                  (iv) if Dr. Holt acts in a criminally or grossly negligent manner with respect to the performance of professional endodontic services rendered or to be rendered on behalf of the New PC;

                  (v) if Dr. Holt becomes hospitalized for alcohol or drug abuse;

                  (vi)     if Dr. Holt is convicted of a felony;

                  (vii) if Dr. Holt loses his license or is otherwise determined to be disqualified from rendering services as an endodontist for the New PC by the applicable dental or other comparable regulatory board of the State;

                  (viii) if Dr. Holt's shares of Capital Stock are or are to be transferred voluntarily or by operation of law to any person who is a "disqualified person," as defined in the professional corporation statute of the Laws of the State;

                  (ix) if Dr. Holt voluntarily files a petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors;

                  (x) if Dr. Holt is subjected involuntarily to such a petition or assignment, or any creditor or other persons obtains an attachment or other legal or equitable interest in any shares of the Capital Stock of Dr. Holt and such involuntary petition, assignment or attachment is not discharged within sixty (60) days after creation;

                  (xi) if Dr. Holt is required to transfer any shares of Capital Stock by reason of a judgment, court order or decree or by operation of law;

                  (xii) if Dr. Holt retires within the meaning of Paragraph (c) of this Section 5; or

                  (xiii) if Dr. Holt desires to sell more than twenty five (25%) percent any of his shares of Capital Stock to another endodontist as contemplated under Section 8 hereof.

         (b) For purposes hereof, "permanent disability" means any illness, injury, disease or condition, whether mental or physical, which, for a continuous period of ninety (90) days, (i) prevents Dr. Holt from performing his duties competently and adequately as determined by the MSO, or (ii)
substantially   impairs  the  New  PC's  or  Dr.  Holt's   ability  to  practice
endodontics.

         (c) For purposes hereof, "Retirement" of Dr. Holt shall occur on the date when Dr. Holt voluntarily withdraws from the practice of endodontics at whatever age or for whatever reason and notifies the New PC that he desires to be regarded as "Retired" and fails to have first proposed and obtained the MSO's approval of a qualified successor endodontist reasonably acceptable to the MSO.

         6. Successor Designation Option Exercise. Except as otherwise provided herein, upon exercise of the Successor Designation Option, the Designated Successor may purchase all, but not less than all, of the Capital Stock. The Successor Designation Option shall also be exercisable by the MSO as provided in
Section 8 below.

         7. Exercise Notice. Any exercise of the Successor Designation Option shall be accompanied by a written notice (the "Successor Designation Exercise Notice") to Dr. Holt (or his successor or representative), specifying the name, address and information showing the qualifications and suitability of the Designated Successor to conduct or perform professional services on behalf of the New PC and number of shares of Capital Stock of Dr. Holt as to which the Successor Designation Option is being exercised. Upon the MSO's exercise of the Successor Designation Option in respect of any event described in Section 5(a)(iii) or (x) as to all of the shares of Capital Stock of Dr. Holt, Dr. Holt shall execute a Non-Competition Agreement in the form attached hereto as Exhibit
C. The MSO may, at any time, cancel any Successor Designation Exercise Notice sent by it hereunder.

         8. Right of First Refusal and Sale of Stock. If Dr. Holt desires to sell any of the Capital Stock to another endodontist (a "Purchaser"), he shall first give notice to the MSO of his intent to sell such Capital Stock ("Notice of Sale"), giving to the MSO such information as shall be reasonably requested by it to ascertain the qualifications and suitability of the Purchaser to conduct or to perform professional services on behalf of the New PC and the terms and conditions of such proposed sale to the Purchaser. If the sale of such Capital Stock represents twenty five (25%) percent or less of the Capital Stock, then, unless the MSO or OMEGA reasonably believes such Purchaser to be unacceptable, such transfer shall not constitute a Transfer Event. If such sale is greater the twenty five (25%) percent of the Capital Stock then upon receipt of such Notice, the Successor Designation Option of the MSO shall become exercisable for a period of three (3) months, provided however, that the exercise price and terms of purchase of the Capital Stock shall be no less favorable to Dr. Holt than those set forth in the Notice of Sale. In the event the Successor Designation Option is not exercised during such three (3) month period, Dr. Holt may sell the Capital Stock to the Purchaser upon the terms and conditions set forth in the Notice of Sale, provided however, that such sale shall be conditioned: (i) upon the Purchaser joining in this Agreement and entering into an employment agreement with the New PC on such terms and conditions as may be approved by the MSO, and (ii) upon Dr. Holt executing a Non-Competition Agreement in the form attached hereto as Exhibit C.

         9. Assignment of the Successor Designation Option The Successor Designation Option may be assigned by the MSO or any assignee of the MSO to OMEGA or to a duly licensed endodontist, by a written assignment, signed by both the MSO and the assignee. When the context so requires in this Agreement, the term "MSO" shall be deemed to refer to an assignee holding an assignment of the Successor Designation Option with respect to such Capital Stock, and the terms "party" and "parties" shall be deemed to include

         10.      Purchase Price of the Capital Stock.

                  (a) The purchase price ("Purchase Price") due and payable by the Designated Successor upon exercise of the Successor Designation Option shall be an amount equal to the product of (a) the aggregate net amount received by the New PC pursuant to Article 6 and Schedule 3 of the Management Services Agreement for the twelve (12) calendar months immediately preceding the month in which the Successor Designation Exercise Notice is delivered to Dr. Holt (or his successor or representative) multiplied by (b) a fraction, the numerator of which is the number of shares of the Capital Stock to be purchased and the denominator of which is the total number of shares of the Capital Stock outstanding at the time of such purchase.

                  (b) Payment of Purchase Price. The Purchase Price upon exercise of the Successor Designation Option shall be paid by the Designated Successor executing a negotiable promissory note, secured by the Capital Stock of the New PC. The note shall be for a term of five years, with interest payable quarterly in arrears at the mid-term Applicable Federal Rate with monthly compounding published by the Internal Revenue Service from time to time in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision of the Code, provided however, that the Designated Successor shall be permitted to prepay such note at any time. Principal shall be payable in five equal annual installments commencing six months after the closing date.

                  (c)      Purchase From Dr. Holt's Estate.

                    (i) Upon the death of Dr. Holt and receipt of notice of a Successor Designation Exercise Notice, Dr. Holt's personal representative shall apply for and obtain any necessary court approval or confirmation of the sale of Dr. Holt's shares of Capital Stock pursuant to this Agreement. The representative of the estate of Dr. Holt and the Designated Successor shall complete such sale as soon after the date of death as practicable, but no later than 180 days after such event.

                    (ii) The death of Dr. Holt's spouse, if any, shall not be considered the death of Dr. Holt for purposes of this Agreement.

                    (iii) The estate of Dr. Holt shall bear, and hold the New PC harmless from, all costs and expenses incurred as a result of securing any court orders, court decrees, court approvals or inheritance tax clearances required to enable the estate of Dr. Holt to transfer to the Designated Successor full legal and equitable tax-free title to the Capital Stock of Dr. Holt.

                  (d) Other Purchases. Except for purchases of Capital Stock upon exercise of the Successor Designation Option pursuant to Section 5(a)(i) hereof, all other purchases of Capital Stock pursuant to such Option shall close thirty (30) days after the date of any Successor Designation Exercise Notice, unless extended by the parties.

         11.      Insurance.

                  (a) In order to insure the MSO's interest in the Management Services Agreement and under this Agreement, Dr. Holt hereby consents to the acquisition and maintenance in force of a disability insurance policy and a life insurance policy by the MSO and OMEGA on Dr. Holt ("Insurance Policies"). The life insurance policy may be in an aggregate face amount of up to one times Dr. Holt's income, as shown on the W-2 Form prepared by the New PC for the most recent calendar year. Dr. Holt agrees, at the election of the MSO and OMEGA, to take whatever actions are necessary to assist in the acquisition of any such Insurance Policy by the MSO and OMEGA.

                  (b) The Insurance Policies shall name the MSO and OMEGA as sole owner and beneficiary of such policies.

                  (c) As long as the Insurance Policies provided for herein are in full force and effect, the MSO and OMEGA shall pay all premiums falling due on all such policies. Such payments shall be made by the MSO or OMEGA and shall not be considered MSO expenses pursuant to this Agreement.

                  (d) No insurance company that has issued or shall issue an Insurance Policy or Policies to the MSO as permitted under this Agreement shall be under any obligation with respect to the performance of the terms and conditions of this Agreement. Any such company shall be bound only by the terms of the Insurance Policy or Policies which it has issued or shall hereafter issue and shall have no liability except as set forth in its policies.

         12. Representations. The New PC and Dr. Holt each represent and warrant to the MSO and OMEGA that as of the day and year first above written and during the term of this Agreement, Exhibit A is a true and complete listing of the Capital Stock, as revised from time to time pursuant to this Agreement.

         13.      Restriction on Transfer.

                  (a) Except to the extent and in the manner provided in this Agreement or with the express prior written consent of the MSO which may be granted or withheld in its absolute discretion, Dr. Holt shall not sell, assign, transfer, pledge or otherwise dispose (including by gift or otherwise) of any of his shares of the Capital Stock.

                  (b) Issuance of Stock; Change in Ownership; Mergers and Consolidation. Without the prior written consent of the MSO, Dr. Holt shall not permit the New PC to, and the New PC shall not, during the term of this Agreement, issue any stock, other equity, or debt of the New PC; permit any change in the composition or respective percentage ownership of the New PC; merge, consolidate or otherwise reorganize with or into any other corporation, partnership, trade, business, or the like; amend or otherwise modify its articles of incorporation or bylaws; dissolve; or enter into any agreement with any person to do any of the foregoing without the prior written consent of the MSO.

         14. Delivery of Stock Power. Upon execution of this Agreement, Dr. Holt shall execute and deliver to [Insert Name of Dr.'s counsel], as escrow agent (the "Escrow Agent"), a sufficient number of assignments separate from certificates, endorsed in blank to cover all of the Stock (the "Stock Power") held of record or beneficially owned by Dr. Holt. Upon execution of this Agreement, Dr. Holt shall deliver to the Escrow Agent all certificates heretofore issued representing all of the shares of Capital Stock held of record or beneficially owned by Dr. Holt. Each such certificate shall have affixed to the back of the certificate a legend substantially as follows:

         "The rights of any holder of any share evidenced by this certificate, including the right to dispose of the securities represented by this certificate or any interest therein, are subject to and restricted by a certain Stock Put/Call Option and Successor Designation Agreement, dated as of ______________, 1998, among the New PC, the holder hereof and the MSO and OMEGA (as defined therein). The New PC will mail without charge to any holder of these shares a copy of such agreement within five (5) days of receipt by the New PC of a written request therefor."

         Upon any exercise of the Successor Designation Option by the MSO, the Escrow Agent shall deliver the Stock Powers and the certificates representing all of the shares of Capital Stock held of record or beneficially owned by Dr. Holt to the MSO and the MSO (and/or the Designated Successor) shall be authorized to complete the Stock Powers, attach them to the certificates and tender the same to the transfer agent for the New PC for reissuance in the name of the Designated Successor. Upon any termination of this Agreement without exercise of the Successor Designation Option, the Escrow Agent shall return all such Stock Powers and certificates to Dr.
Holt.

         15. Confidentiality. The parties shall use all good faith efforts to keep the contents of this Agreement and all other aspects of the negotiations preceding execution of this Agreement confidential. Unless required by law, the New PC, Dr. Holt, and the MSO and OMEGA shall not disclose the contents of this Agreement or the negotiations leading to this Agreement to third parties without the prior written consent of the other parties. The MSO shall ensure that all of the assignees likewise comply with the obligations of confidentiality imposed by this Section, except that the MSO and the assignees may disclose the contents of such to the extent required by law or otherwise to their respective agents, representatives, contractors, and employees to the extent necessary to exercise their respective rights or perform their respective obligations hereunder.

         16. Term. The term of this Agreement shall commence as of the day and year first above written and shall terminate upon the termination of the Management Services Agreement or the exercise (and consummation of the transaction provided for upon such exercise) of the Put Option, the Call Option or the Successor Designation Option as to all of the Capital Stock, as the case may be (the "Term").

         17.      General

                  (a) Compliance with Law. The New PC and Dr. Holt shall comply with all applicable requirements of applicable state law and regulations, and other licensing and accreditation authorities.

                  (b) Relationship of Parties. In the exercise of their respective rights and the performance of their respective obligations under this Agreement, the New PC and Dr. Holt on the one hand and OMEGA and the MSO (or any assignee of the MSO) on the other hand are acting in the capacity of the grantor and grantee of an option to purchase or to designate the purchase of shares of Capital Stock and nothing in this Agreement is intended nor shall be construed to create an employer/employee, partnership, joint venture or a landlord/tenant relationship between or among the parties.

                  (c) Assignment. The rights and duties of the parties under this Agreement may not be assigned or transferred without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that the MSO and OMEGA shall be permitted to assign its and their respective rights and duties hereunder without the consent of Dr. Holt or the New PC to any person, firm or corporation controlled by the MSO or OMEGA, controlling the MSO or OMEGA or under common control with the MSO or OMEGA or to such financing institutions as may be required by the terms of credit agreements which may be entered into from time to time by Omega for the obtaining of addition financing for Omega.

                  (d) Counterparts. This Agreement, and any amendments thereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

                  (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram or facsimile transmission) addressed as provided below and if either (a) actually delivered at said address, or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested, or sent by reputable overnight courier:

                  If to Dr. Holt, to:

                  Dennis E. Holt, D.D.S., M.S.
                  1590 NE Williamson Boulevard
                  Bend, Oregon 97701

                  If to the OMEGA, to:

                  Omega Orthodontics, Inc.
                  3621 Silver Spur Lane
                  Acton, California  93510
                  Attn:   Robert Schulhof

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

                  (h) Amendment. This Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by the parties.

                  (i) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, (i) the parties shall amend this Agreement in order to carry out the intent and essential business purposes of this Agreement as closely possible within the requirements of applicable provisions of Law as determined by such a court, and
(ii) the remaining provisions will nevertheless continue in full force and effect.

                  (j) Fees and Expenses. The New PC, Dr. Holt and the MSO and OMEGA each shall bear their own expenses, including, without limitation, attorneys' and accountants' fees, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.

                  (k) Exhibits and Schedules. All attachments and schedules attached to this Agreement are incorporated herein by this reference and all references herein to "Agreement" shall mean this Agreement together with all such exhibits and schedules.

                  (l) Time of Essence. Time is expressly made of the essence of this Agreement in each and every provision hereof of which time of performance is a factor.

                  (m) Attorneys' Fees. Should any of the parties hereto institute any action or proceeding to enforce this Agreement or any provision hereof (including without limitation, arbitration), or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including, without limitation, by means of arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

                  (n) Further Assurances. The parties shall take such actions and execute and deliver such further documentation as may reasonably be required in order to give effect to the transactions contemplated by this Agreement and the intentions of the parties hereto.

                  (o) Remedies. The remedies specified in this Agreement are the exclusive remedies for liabilities of the parties arising under this Agreement. The limitations on liability, releases from liability, and waiver and indemnity provisions expressed in this Agreement shall apply to the full extent permitted by law, even in the event of a parties' fault, negligence (in whole or in part), strict liability, or other basis of liability, and whether liability is founded in contract, tort, or otherwise, and shall extend to the parties and its affiliated companies and its and their shareholders, directors, officers and employees.

         18.      Alternative Dispute Resolution.

         18.1     General.

         (a) If during the term of this Agreement a dispute arises between the parties, or one party perceives the other as acting unfairly or unreasonably, or a question of interpretation arises hereunder, then the parties' shall promptly confer and exert their best efforts in good faith to reach a reasonable and equitable resolution of the issue.

If resolution cannot be reached by the parties within thirty (30) days as set forth above, then any controversy or claim arising out of this Agreement of an aggregate amount less than $250,000 not resolved pursuant to the above shall be settled by arbitration under the rules or the American Arbitration Association's Rules. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration decision awarding an amount less than $250,000 shall be final and binding upon the parties. Amount awarded in excess of $250,000 shall be appealable to a court in accordance with
Article 15.9 hereof. Any arbitration proceeding shall be filed in the office of the American Arbitration Association located in Portland, Oregon and such arbitration shall be conducted in Bend, Oregon. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator, shall be bound by the terms and conditions of this Agreement and shall not have the authority to award multiple, punitive or consequential damages under any circumstances.

For claims exceeding $250,000, either Party may, at its option, elect to have any dispute adjudicated by either arbitration in accordance with Article 15.9 hereof.

(b) In the event of a disagreement concerning the calculation of any fees by either party, the parties agree to accept as correct, final and binding, the determination of an independent certified public accountant (CPA) selected by the mutual agreement of the parties. If the parties cannot agree upon the selection of a CPA within thirty (30) days after a written request for a CPA's selection, then the requesting party shall deliver a list of five (5) CPAs ( at least two of which are a member of the "Big Six" accounting firms). Upon receipt of such list, the other party shall select one of such five firms as the CPA. If no selection is made, the requesting party may select one from the list of five and notify the other party of such choice. The cost of the CPA's review shall be born by the requesting party unless the CPA determines that the requesting party was under paid by more than two (2%) percent in which event the parties shall split such cost. In the event such under payment is greater than ten (10%) percent, the other party shall pay all CPA costs. Each party agrees to cooperate fully with the CPA in connection with its review.

                  18.2 Waiver of Jury. With respect to any dispute arising under or in connection with this Agreement or any related agreement, as to which legal action nevertheless occurs, each party hereby irrevocably waives all rights it may have to demand a jury trial. This waiver is knowingly, intentionally and voluntarily made by the parties and each party acknowledges that no person acting on behalf of the other party has made any representation of fact to induce this waiver of trial by jury or in any way modified or nullified its effect. The parties each further acknowledge that it has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Each party further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

         IN WITNESS WHEREOF, the New PC, Dr. Holt, MSO and OMEGA have executed this Agreement as of the date first above written by their duly authorized representatives as set forth below.

"NEW PC"

Dennis E. Holt, P.C.
an Oregon corporation


By: ______________________________
         Dennis E. Holt, D.D.S., M.S., President


DR. HOLT


------------------------------
Dennis E. Holt, D.D.S., M.S.


"MSO"

OMEGA ORTHODONTICS OF WOODLAND HILLS, INC.
a Delaware corporation


By: ______________________________
      Robert J. Schulhof, President

"OMEGA"
OMEGA ORTHODONTICS, INC.,
a Delaware corporation

By:_______________________________
   Robert J. Schulhof, President and
     Chief Executive Officer

                          SPOUSAL JOINDER AND CONSENT


         I am the spouse of Dennis E. Holt, D.D.S., M.S., the sole Stockholder of Dennis E. Holt, P.C.. To the extent that I have any interest in any of the Capital Stock (as that term is defined in the Stock Put/Call Option and Successor Designation Agreement), I hereby join in such Agreement and agree to be bound by its terms and conditions to the same extent as my spouse. I have read the Stock Put/Call Option and Successor Designation Agreement, understand its terms and conditions, and to the extent that I have felt it necessary, I have retained independent legal counsel to advise me concerning the legal effect of this Stock Put/Call Option Agreement and this Spousal Joinder and Consent.

I understand and acknowledge that each of the MSO and OMEGA is significantly relying on the validity and accuracy of this Spousal Joinder and Consent in entering into this Stock Put/Call Option and Successor Designation Option Agreement.

Executed this         day of ____________, 1998.



Signature:


Printed or Typed Name:

                                   EXHIBIT A

                               ENDODONTIC OFFICES

The offices and related leasehold improvements constituting the Endodontic Offices are located at 1590 NE Williamson Boulevard, Bend, Oregon 97701.

                                   EXHIBIT B

                                     STOCK

     The authorized capital stock of the New PC is ____________ shares of common stock, $______ par value per share. ___________shares of the common stock of the New PC are issued and are outstanding, all of which shares are evidenced by Certificate No. 1 issued in the name of Dennis E. Holt, D.D.S., M.S.

                                   EXHIBIT C

                           NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT ("Agreement") is made as of this ____ day of May, 1998 by and between Denis Holt, D.D.S., M.S. ("Dr. Holt"), who is duly licensed to practice orthodontics in the state of Oregon, and Dennis E. Holt, P.C., a professional corporation (the "New PC") incorporated under the laws of the State.

         All capitalized terms used herein and not otherwise expressly defined shall have the same meanings set forth in that certain Stock Put/Call Option and Successor Designation Agreement ("Stock Agreement") dated ____________, 1998 by and among Dr. Holt, the New PC, Omega Orthodontics, Inc., a Delaware corporation ("Omega") and Omega Orthodontics of Woodland Hills, Inc., a Delaware corporation (the "MSO") which is a wholly owned subsidiary of Omega.

                                    RECITALS

         A. Dr. Holt is the sole owner of the Capital Stock of the New PC and desires to transfer all of his right, title and interest in and to such Capital Stock pursuant to Section 8 of the Stock Agreement to the Purchaser.

         B. The Purchaser has agreed to join the Stock Agreement and to enter into an employment agreement with the New PC on terms and conditions acceptable to and approved by the MSO.

         C. As a condition to the transfer by Dr. Holt of his Capital Stock to the Purchaser pursuant to Section 8 of the Stock Agreement, Dr. Holt has agreed to enter into an agreement in the form of this Agreement to be delivered to the New PC upon the closing of the transfer of his Capital Stock pursuant to Section 8 of the Stock Agreement.

         NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

     1. Dr. Holt's Covenants. During the term of this Agreement in the Service Area described in Section 4 below, Dr. Holt shall not (directly or indirectly through any business, enterprise, venture, partnership, corporation or any other entity controlled directly or indirectly by Dr. Holt, whether alone or as a partner, stockholder, creditor or otherwise):

                  (a) Provide orthodontic or other dental services, or engage, participate, aid, assist, or hold any interest in any business or the provision of any managed care plan service which is, or as of Dr. Holt's engagement or participation, would become, competitive with the New PC's orthodontic practice business;

                  (b) Engage or contract (other than with the MSO or any of the MSO's affiliates) for the provision of any management services for Dr. Holt or any person employed or under contract to Dr. Holt (as applicable) which are the same as or substantially similar to any of the services that the MSO or any of the MSO's affiliates furnishes;

                  (c) Solicit or assist any other person to solicit any business relating to a competing line of business (other than for the New PC or any of its affiliates) from any present or potential patient, customer (including all third party payors) of Dr. Holt, the New PC or any of their respective affiliates;

                  (d) Commit any other act or assist others to commit any other act which might injure the business of the New PC, the MSO or any of their respective affiliates;

                  (e) Directly or indirectly employ, contract, solicit or encourage any employee or other person under contract with the New PC, the MSO or any of their respective affiliates to leave the employ of any such entity; and

                  (f) Directly or indirectly solicit, request, advise, or encourage any present or future supplier, patient, customer or employee of the New PC, the MSO or their respective affiliates to withdraw, curtail or cancel its business dealings with the New PC, the MSO or their respective affiliates, or take any actions that might impair the relations of the New PC, the MSO or any of their respective affiliates and their respective suppliers, patients, customers, employees or others.

     2. Dr. Holt's Representations. Dr. Holt specifically acknowledges, represents, and warrants that: (i) his covenants set forth in this Agreement are being given in connection with the sale of the Capital Stock to the Purchaser pursuant to Section 8 of the Stock Agreement; (ii) such covenants are reasonable and necessary to protect the legitimate interests of the New PC, the MSO and Omega; and (iii) the New PC, the MSO and Omega would not have consented to such sale in the absence of such restrictions. Dr. Holt acknowledges that this Agreement is subject to all representations, warranties and covenants of Dr. Holt in the Stock Agreement.

     3. Service Area. The Service Area to which Dr. Holt's covenants in Section 1 apply is defined as the area within a fifteen (15) mile radius (or the maximum radius permitted by law, if less) of each orthodontic office or other facility owned, operated or managed by Dr. Holt, the New PC, the MSO, Omega or their respective affiliates now existing or hereafter established.

     4. Term. The term of this Agreement commences as of the day and year first above written and continues for twenty-four (24) months.

     5. Payment. As consideration for Dr. Holt's agreement not to compete and other covenants herein, the New PC shall pay Dr. Holt upon the execution of this Agreement by the New PC the amount of One Thousand Dollars ($1,000).

     6. Remedies. In the event of a breach by Dr. Holt of this Agreement, the New PC shall be entitled to receive, on behalf of the MSO, from Dr. Holt, in addition to other remedies and not by way of an election of remedies, liquidated damages equal in amount to the greater of (a) Dr. Holts's income, as shown on the W-2 form prepared by the New PC for the most recent calendar year or (b) Thirty five (35%) percent of the preceding years Gross Practice Revenues. Any amounts received by the New PC pursuant to the prior sentence shall be paid to the MSO by the New PC immediately following receipt by the New PC. Should a court fail to enforce the liquidated damages provision set forth in the first sentence of this Section 6, the parties acknowledge and agree that, absent such liquidated damages, a breach by Dr. Holt of this Agreement will cause irreparable damage to the New PC, the exact amount of which will be difficult to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, Dr. Holt agrees that in such case, the New PC shall be entitled to injunctive relief and Dr. Holt agrees not to assert in any proceeding that the New PC has an adequate remedy at law. Dr. Holt shall pay the reasonable fees and expenses, including attorneys fees, incurred by the New PC or any successor or assign in enforcing this Agreement.

     7. Third Party Beneficiaries. The parties expressly understand and agree that the MSO and Omega are third party beneficiaries of this Agreement and shall be entitled to all of the rights and remedies provided herein to the New PC and shall be entitled to enforce the terms of this Agreement.

     8. Miscellaneous.

                  (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs (as applicable), legal representatives, and permitted successors and assigns. No party may assign this Agreement or the rights, interests or obligations hereunder; provided, however, that the New PC may assign its rights, interests and obligations to the MSO, Omega and their affiliates without the consent of Dr. _____________. Any assignment or delegation in contravention of this Section shall be null and void.

                  (b) Counterparts. This Agreement, and any amendments thereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

                  (c) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) Amendment. This Agreement may not be amended except in a writing executed by all parties --------- parties.

                  (e) Time of Essence. Time is expressly made of the essence of this Agreement and each and every provision hereof of which time of performance is a factor.

                  (f) Notices. Any notices required or permitted to be given hereunder by any party to the other shall be in writing and shall be deemed delivered upon personal delivery; twenty-four (24) hours following deposit with a courier for overnight delivery; or seventy-two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may specify in writing:


If to Dr. Holt:                     Dr. Dennis E. Holt, D.D.S., M.S.
                                        1590 NE Williamson Boulevard
                                        Bend, Oregon 97701

If to the New PC:                   Dr. Dennis E. Holt, D.D.S., M.S.
                                        1590 NE Williamson Boulevard
                                        Bend, Oregon 97701

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon

                  (h) Severability. If any provision or portion of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will nevertheless continue in full force and effect and shall not be invalidated or rendered unenforceable or otherwise adversely affected, unless such invalidity or unenforceability would defeat an essential business purpose of this Agreement. Without limiting the generality of the foregoing, if the provisions of this Agreement shall be deemed to create a restriction, which is unreasonable as to either duration or geographical area or both, the parties agree that the provisions of this Agreement shall be enforced for such duration and in such geographic area as any court of competent jurisdiction on may determine to be reasonable.

                  (i) Attorneys' Fees. Should either the New PC or Dr. Holt institute any action or procedure to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including without limitation arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the day and year first written above.

"DR. Holt"                                  "NEW PC"


___________________                         By: ___________________________
                                                President